SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): October 25, 2002
                                                           (October 23, 2002)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


       Delaware                         I-91                  43-0337683
--------------------------      -------------------     ----------------------
(State of Incorporation)           (Commission              (IRS Employer
                                   File Number)         Identification Number)




              101 South Hanley Road, St. Louis, Missouri 63105
                  (Address of principal executive offices)




                                 (314) 863-1100
                         (Registrant's telephone number)

Item 5. Other Matters

     On October 23, 2002, the Company announced operating results for the third quarter and first nine months of 2002.

     Net sales for the third quarter of 2002 were $563.2 million, compared with $448.7 million in the third quarter of 2001, an increase of 25.5%. For the nine months net sales were $1,802.2 million, compared with $1,414.5 million in the same period of 2001, an increase of 27.4%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the Company acquired as of the close of business on December 28, 2001, the Company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 4.5% in the quarter and 6.7% in the nine months.

     Net earnings for the third quarter were $24.6 million as compared to $13.9 million in the third quarter of last year. Diluted net earnings per common share were $0.44 as compared to $0.27 in the third quarter of 2001. Excluding all restructuring charges recorded in the third quarter of 2001, the Company's diluted net earnings per common share in that quarter would have been $0.29. Effective January 1, 2002, the Company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the third quarter of 2001, and excluding the restructuring charges mentioned above, net earnings per common share in the quarter would have been $0.34, indicating a 29.4% increase in 2002 earnings versus the comparable period in 2001.

     Net earnings for the nine months of 2002 were $89.5 million or $1.59 per diluted common share as compared to $35.2 million or $0.69 per diluted common share in the same period of 2001. Had FAS #142 been effective in the nine months of 2001, and excluding the asset impairment and restructuring charges, net earnings per common share would have been $1.12.

     The Company also announced that its current projections for earnings per share in the third quarter is $0.50 to $0.55 and for the full year 2002 is in the $2.09 to $2.14 range.

Item 7. Financial Statements and Exhibits

(c)  Exhibit

     99   Press Release, dated October 23, 2002

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    Furniture Brands International, Inc.




                              By:     /s/Steven W. Alstadt
                                    -------------------------------
                                      Steven W. Alstadt
                                      Controller and Chief Accounting Officer





Dated: October 25, 2002

INFORMATION

FOR IMMEDIATE RELEASE






                    FURNITURE BRANDS INTERNATIONAL ANNOUNCES
                      THIRD QUARTER 2002 FINANCIAL RESULTS


St. Louis,  Missouri,  October 23, 2002 - Furniture Brands  International (NYSE:
FBN) announced today its financial results for the third quarter and first nine months of 2002.

Net Sales

Net sales for the third quarter of 2002 were $563.2 million, compared with $448.7 million in the third quarter of 2001, an increase of 25.5%. For the nine months, net sales were $1,802.2 million, compared with $1,414.5 million in the same period of 2001, an increase of 27.4%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the company acquired as of the close of business on December 28, 2001, the company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 4.5% in the quarter and 6.7% in the nine months.

Net Earnings

Net earnings for the third quarter were $24.6 million as compared to $13.9 million in the third quarter of last year. Diluted net earnings per common share were $0.44 as compared to $0.27 in the third quarter of 2001. Excluding all restructuring charges recorded in the third quarter of 2001, the company's diluted net earnings per common share in that quarter would have been $0.29. Effective January 1, 2002, the company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the third quarter of 2001, and excluding the restructuring charges mentioned above, net earnings per common share in the quarter would have been $0.34, indicating a 29.4% increase in 2002 earnings versus the comparable period in 2001. Net earnings for the nine months were $89.5 million or $1.59 per diluted common share as compared to $35.2 million or $0.69 per diluted common share in the same period of 2001. Had FAS#142 been effective in the first nine months of 2001, and excluding asset impairment and other restructuring charges, diluted net earnings per common share would have been $1.12.

Management Comments

"In the current difficult business environment, we are pleased to report these year over year increases in sales," stated W. G. (Mickey) Holliman, Chairman, President and Chief Executive Officer. "Though only half our businesses continue to show favorable gains, and even those have moderated somewhat from their highs earlier in the year, we have been able to post a meaningful increase in net earnings and earnings per share.

"While business remains comparatively strong at Broyhill and Lane, the companies at the higher-end of our product line -- Thomasville, Henredon, Drexel Heritage and Maitland-Smith - continue to show flat to slightly down orders year over year. We see nothing to date that would indicate a turnaround in business at the high-end anytime before the end of this year.

"With respect to operating earnings and margin performance, the third quarter is seasonally the weakest due to slower retail activity and plant vacation shutdowns," Mr. Holliman continued. "Additionally, the quarter was negatively impacted by two plant closures, some discount programs designed to stimulate sales, and our ongoing transition to a higher level of offshore sourcing.

"The good news is that, despite a buildup in inventories caused by seasonal needs and the rapidly expanding import program, we had another strong quarter in terms of operating cash flow. We reduced our long-term debt by $30.6 million during the quarter and we have now achieved our long-stated target of 30% debt-to-book capitalization. Our ability to generate substantial cash flow from operations, even in a challenging business environment, along with a strong balance sheet gives us the flexibility to invest wisely as growth opportunities are presented."

Outlook

Mr. Holliman concluded, "Having just completed the fall International Home Furnishings Market, we are excited about retailer response to our product offerings and business strategy, and we expect continued market share expansion as a result.

"We believe our fourth quarter sales growth - excluding the acquisitions - will be essentially flat with the same period last year and we expect our earnings per share for the quarter to be in the $0.50 to $0.55 range. This would indicate a full-year expectation in the range of $2.09 to $2.14. As has been our practice, we will provide an update on our fourth quarter expectation in early December."


Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the fourth quarter and the year 2002 represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Mr. Holliman will be interviewed with respect to this earnings release on CNBC's "Wake Up Call" at 5:20 a.m. (Central Time) on Thursday, October 24, 2002. A conference call will be held to discuss the third quarter results at 7:30 a.m. (Central Time) on October 24, 2002. The call can be accessed at www.streetevents.com, or on the company's website at www.furniturebrands.com



                       FURNITURE BRANDS INTERNATIONAL

                        CONSOLIDATED OPERATING RESULTS
                    (Dollars in thousands except per share)
                                (Unaudited)




                                                                          Three Months Ended                Nine Months Ended
                                                                                September 30,                   September 30,
                                                                         2002              2001             2002           2001
                                                                   ------------      ------------      --------------  -------------

   Net sales......................................................    $563,246          $448,682         $1,802,218       $1,414,512
   Costs and expenses:
     Cost of operations...........................................     404,899           327,787          1,290,727        1,033,237
     Selling, general and administrative expenses.................     103,552            82,115            322,320          251,392
     Depreciation and amortization ...............................      12,018            13,507             36,840           43,530
     Asset impairment charges.....................................          -                -                  -             18,000
                                                                   -------------    -------------      -------------    ------------
   Earnings from operations.......................................      42,777            25,273            152,331           68,353

   Interest expense...............................................       5,388             5,197             16,482           17,505
   Other income, net..............................................         911               790              2,981            2,209
                                                                   -------------     ------------      -------------    ------------
   Earnings before income tax expense.............................      38,300            20,866            138,830           53,057
   Income tax expense.............................................      13,642             6,995             49,316           17,858
                                                                   -------------     -----------       -------------    ------------
   Net earnings...................................................   $  24,658         $  13,871        $    89,514       $   35,199
                                                                   =============     ===========       =============    ============

   Net earnings per common share (diluted)........................      $ 0.44            $ 0.27             $ 1.59           $ 0.69
                                                                        ======            ======             ======           ======

   Average diluted common shares
     outstanding (in thousands)...................................      56,176            51,466             56,458           51,255
                                                                        ======            ======             ======           ======


Note:Effective   January  1,  2002,  the  company   adopted  FAS  142  regarding
     amortization of goodwill and other  intangible  assets.  If this accounting change had  occurred  effective  January 1, 2001,  the  company  would have reported  diluted net  earnings per common share of $0.32 and $0.85 for the three-month and nine-month periods ended September 30, 2001, respectively.





                         FURNITURE BRANDS INTERNATIONAL

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)
                                   (Unaudited)




                                                                                   September 30,           December 31,
                                                                                            2002                   2001
                                                                               -----------------      -----------------
Assets

Current assets:
  Cash and cash equivalents.........................................                $     18,181           $     15,707
  Receivables, net..................................................                     383,102                359,493
  Inventories.......................................................                     420,275                369,773
  Prepaid expenses and other current assets.........................                      28,387                 33,742
                                                                                   -------------          -------------
    Total current assets............................................                     849,945                778,715
Net property, plant and equipment ..................................                     329,616                321,640
Intangible assets...................................................                     359,043                367,305
Other assets........................................................                      38,551                 35,829
                                                                                   -------------          -------------
                                                                                      $1,577,155             $1,503,489
                                                                                   =============          =============

Liabilities and Shareholders' Equity

Current liabilities:
  Accrued interest expense .........................................                $      3,087           $      2,805
  Accounts payable and other accrued expenses ......................                     212,610                172,490
                                                                                    ------------            -----------
    Total current liabilities.......................................                     215,697                175,295
Long-term debt .....................................................                     374,800                454,400
Other long-term liabilities.........................................                     120,799                114,135

Shareholders' equity ...............................................                     865,859                759,659
                                                                                    ------------           ------------
                                                                                      $1,577,155             $1,503,489
                                                                                    ============           ============


